INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-59912 of Valmont Industries, Inc. on Form S-3 of our reports dated February 27, 2001, incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
July 23, 2001